UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2022

Clever Leaves Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 Congress Ave, Suite 240
Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

(212) 277-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2022, Clever Leaves Holdings Inc. (“CLVR”) and Catalina LP (“Catalina”) entered into a First Amendment to Secured Convertible Note (the “First Amendment Agreement”), amending certain terms of the Secured Convertible Note issued by CLVR to Catalina on July 19, 2021 (the “Original Note”). Capitalized terms used herein have the meaning given to them under Original Note, unless defined herein or otherwise indicated.

The amendments described below under “Temporary Amendments” expire at 11:59 p.m. on July 19, 2022 (the “Expiration Time”), at which time the terms of the Original Note apply with respect to such amendments.

As of the date of the First Amendment Agreement, $5,559,285.60 in redemptions of Principal (with 720,085 Common Shares (defined below) being issued to the Holder) have been made in accordance with Section 4 of the Original Note. Accordingly, pursuant to Section 4(c)(i) of the Original Note, further redemptions made in accordance with Section 4 of the Original Note from the date of the First Amendment Agreement through and including July 19, 2022 cannot exceed an additional $6,940,714.40 of Principal in the aggregate (“First Half Principal Amount”). The terms of the Original Note will apply to redemptions or repayments after July 19, 2022, unless further amended by the parties thereto.

Temporary Amendments

Redemption for Cash - The First Amendment Agreement allows Catalina to elect to receive cash repayments on account of Principal if the closing price per Common Share is below US$2.20 (compared to US$7.00 in the Original Note) on any 10 of the previous 20 Trading Days (compared to 15 consecutive trading days in the Original Note), provided that such repayments do not exceed US$3,500,000 (less any conversions made pursuant to the optional redemption provisions described below) in any calendar month or, in the aggregate and until the Expiration Date, the First Half Principal Amount (less any conversions made pursuant to the optional redemption provisions described below).

Optional Redemptions into Common Shares

The First Amendment Agreements eliminates the Company’s right to elect to convert pursuant to the Original Note.

With respect to redemptions into common shares of the Company, without par value (“Common Shares”) by Catalina, the First Amendment Agreement modifies the definition of Optional Redemption Price (which is the price at which Catalina may elect to redeem the Principal into Common Shares), to be the greater of (i) US$2.208 (which decreased from US$6.44 in the Original Note); and (ii) an 8% discount to the 4-day VWAP, which is defined as the lowest volume weighted average trading price of the Common Shares on the Nasdaq Stock Market on each of the three days prior to and including the date of the Optional Redemption Notice (the Original Note did not include the 4-day VWAP concept, and instead provided for an 8% discount to the closing price of the Common Shares on the Original Redemption Date). As such, until the Expiration Time, Catalina may redeem the First Half Principal Amount for approximately 3.1 million Common Shares assuming the minimum Optional Redemption Price of US$2.208 (compared to approximately 1.1 million Common Shares assuming the US$6.44 minimum optional redemption price included in the Original Note).

The First Amendment Agreements also modifies the limitations on redemptions into Common Shares by Catalina as follows: (1) from and after February 1, 2022, Catalina may redeem up to an aggregate amount of US$2,000,000 (the “Base Redemption Amount”) during a calendar month at the Optional Redemption Price; (2) from and after February 1, 2022, Catalina may redeem up to an additional US$1,500,000 (the “Additional Redemption Amount”) during a calendar month at a redemption price that is the greater of (i) US$4.60 and (ii) an 8% discount to the 4-day VWAP (as defined above); and (3) until January 31, 2022, Catalina may redeem up to an aggregate amount of US$4,000,000 (the “Make-Up Base Redemption Amount”) at the Optional Redemption Price; and (4) until January 31, 2022, Catalina may redeem up to an additional US$3,000,000 (the “Make-Up Additional Redemption Amount”) at a redemption price that is the greater of (i) US$4.60 and (ii) an 8% discount to the 4-day VWAP (as defined above). If Catalina does not redeem the full amount of the Base Redemption Amount, Additional Redemption Amount, Make-Up Base Redemption Amount or Make-Up Additional Redemption Amount in an applicable calendar month, Catalina may redeem any unused portion at any time prior to the Expiration Date.

Non-Temporary Amendments

In the event the number of Common Shares that are issued to Catalina pursuant to the First Amendment Agreement or, following the Expiration Time, the Original Note, exceed those registered under the existing resale registration statement on Form S-1 (File No. 333-258855), CLVR may be required to amend such registration statement or file a new registration statement with the Securities and Exchange Commission to register such Common Shares.

The foregoing description of the First Amendment Agreement is not complete and should be read in conjunction with the full text of the First Amendment Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Original Note.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this current report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this current report is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	First Amendment to Secured Convertible Note, dated as of January 13, 2022, by and among Clever Leaves Holdings Inc. and Catalina LP

104	Cover Page Interactive Data File (Formatted as Inline XBRL and included as Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	General Counsel and Corporate Secretary

Date: January 13, 2022

3